EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 9 to the Registration Statement on Form S-1 (No. 333-261129) of our report dated March 31, 2022 except for the effects of the restatement disclosed in Notes 2, and 3, for which the date is August 1, 2022, relating to the financial statements of Laser Photonics Corporation for the year ended December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

August  1, 2022